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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
SATCON TECHNOLOGY CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SATCON TECHNOLOGY CORPORATION
161 FIRST STREET
CAMBRIDGE, MASSACHUSETTS 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, will be held on Thursday, April 24, 2003 at 10:00 a.m. at the offices of the Corporation's SatCon Power Systems division, 7 Coppage Drive, Worcester, Massachusetts 01603, to consider and act upon the following matters:

  1.
  To elect two (2) Class III directors for the ensuing three years;

  2.
  To approve the issuance of shares of the common stock of the Corporation, $0.01 par value per share (the "Common Stock"), that may be issuable upon conversion, redemption or exchange of shares of the Corporation's Series A Convertible Preferred Stock, conversion, prepayment or exchange of secured convertible subordinated notes and exercise of warrants;

  3.
  To ratify the selection of Grant Thornton LLP as independent auditors for the Corporation for the fiscal year ending September 30, 2003; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 3, 2003 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Corporation will remain open for the purchase and sale of the Common Stock.

        We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Stock Transfer & Trust Company, the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your Proxy will, upon your written request, be returned to you and you may vote your shares in person.

        All stockholders are cordially invited to attend the meeting.

                      By Order of the Board of Directors,
                      JOSEPH S. MORAN

                      Secretary

Cambridge, Massachusetts
March     , 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

SATCON TECHNOLOGY CORPORATION
161 FIRST STREET
CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

for the 2003 Annual Meeting of Stockholders to be held on April 24, 2003

        The enclosed Proxy is solicited by the Board of Directors (the "Board") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, April 24, 2003 at 10:00 a.m. at the offices of the Corporation's SatCon Power Systems division, 7 Coppage Drive, Worcester, Massachusetts 01603, and at any adjournment or adjournments thereof.

        All Proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the Proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any Proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Corporation.

        The Corporation's Annual Report to Stockholders for the fiscal year ended September 30, 2002 ("Fiscal 2002") is being mailed to stockholders with the mailing of these proxy materials on or about March    , 2003.

        A copy of the Corporation's Annual Report on Form 10-K for Fiscal 2002 as filed with the Securities and Exchange Commission (the "SEC"), except for exhibits, will be furnished without charge to any stockholder upon written or oral request to the Investor Relations Department of the Corporation, SatCon Technology Corporation, 161 First Street, Cambridge, Massachusetts 02142, telephone: (617) 661-0540.

Voting Securities and Votes Required

        Stockholders of record at the close of business on March 3, 2003 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 17,044,235 shares of the Corporation's common stock, $0.01 par value per share (the "Common Stock"), were issued and outstanding.

        Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The representation in person or by Proxy of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.

        Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by Proxy at the Annual Meeting. The Corporation has no other securities entitled to vote at the Annual Meeting.

        Shares which abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be considered as present and entitled to vote with respect to a particular matter and will have no effect on the voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors, which requires a plurality of the Common Stock cast, or (i) the approval of the issuance of shares of Common Stock that may be issuable upon conversion of shares of the Corporation's Series A Convertible Preferred Stock and the exercise of warrants or (ii) the ratification of the appointment of the Corporation's independent auditors, both of which require an affirmative vote of a majority of the Common Stock present or represented by Proxy and voting on the matter.

        Stockholders may vote in person or by Proxy. Execution of a Proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder voting by Proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Corporation prior to the Annual Meeting, or by giving to the Secretary of the Corporation a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. If a stockholder does not specify in the Proxy how the shares are to be voted, they will be voted in favor of the election as directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Corporation's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The Corporation will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department of the Corporation, SatCon Technology Corporation, 161 First Street, Cambridge, Massachusetts 02142, telephone: (617) 661-0540. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact the Corporation at the above address and phone number.

Directions to SatCon Power Systems in Worcester, Massachusetts

  From the East:

        Take exit 18 off of I-290 West. Follow signs to Worcester Airport. Pass through one set of lights as you get off of the ramp. Then, after two sets of closely spaced lights, take a right onto Highland Street (Route 9). Continue to a rotary. At the rotary, go straight across bearing very slightly right (onto Pleasant Street). After approximately 1 1/2 miles and 2 sets of lights, take a left onto Mill Street. Proceed down the hill and go straight through the intersection. Take a right at the sign for the Worcester Airport. Proceed up the hill, pass by Airport Drive and take the next right onto Coppage Drive. SatCon Power Systems is the first building on the left.

  From the West:

        Take exist 17 off of I-290 East. At the end of the ramp take a left at the lights. Proceed straight and go through two sets of lights to Highland Avenue and follow the signs to Worcester Airport. Continue to a rotary. At the rotary, go straight across bearing very slightly right (onto Pleasant Street). After approximately 1 1/2 miles and 2 sets of lights, take a left onto Mill Street. Proceed down the hill and go straight through the intersection. Take a right at the sign for the Worcester Airport. Proceed up the hill, pass by Airport Drive and take the next right onto Coppage Drive. SatCon Power Systems is the first building on the left.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of January 23, 2003, certain information concerning the beneficial ownership of the Common Stock by (i) each person known by the Corporation to own beneficially five percent (5%) or more of the outstanding shares of the Common Stock; (ii) each of the Corporation's executive officers and directors and (iii) all executive officers and directors as a group.

        The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire on or before March 24, 2003 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Beneficially Owned
5% Stockholders
Mechanical Technology Incorporated(3) 431 New Karner Road Albany, NY 12205	847,600	5.0%
Directors and Named Executive Officers
Marshall J. Armstrong	52,000	*
David B. Eisenhaure(4)	3,799,351	21.9
Alan P. Goldberg(5) c/o Mechanical Technology Incorporated 431 New Karner Road Albany, NY 12205	891,600	5.2
James L. Kirtley, Jr.	129,673	*
Ralph M. Norwood	67,440	*
Michael C. Turmelle	289,634	1.7
Gerald L. Wilson	41,500	*
Anthony J. Villiotti	23,000
All executive officers and directors as a group (eight persons)(4)(5)	4,446,598	24.9%

*
Less than 1%

(1)
The address for all executive officers and directors, other than Mr. Goldberg, is c/o SatCon Technology Corporation, 161 First Street, Cambridge, Massachusetts 02142.

(2)
Includes the following number of shares of Common Stock issuable upon the exercise of outstanding stock options which may be exercised on or before March 24, 2003: Mr. Armstrong: 52,000; Mr. Eisenhaure: 187,500; Mr. Goldberg: 44,000; Dr. Kirtley: 124,200; Mr. Norwood: 60,000; Mr. Turmelle: 169,576; Dr. Wilson: 40,000; Mr. Villiotti: 23,000; all executive officers and directors as a group: 700,276. Also includes the following number of shares of Common Stock to be issued before March 24, 2003 as company-matching grants under the SatCon Technology Corporation 401(k) Plan: Mr. Eisenhaure: 2,693; Mr. Norwood: 5,072; Mr. Turmelle: 3,464; all executive officers and directors as a group: 11,229.

(3)
Includes 100,000 shares of Common Stock issuable upon exercise of warrants held by Mechanical Technology Incorporated.

(4)
Includes 747,600 shares of Common Stock held by Mechanical Technology Incorporated and 100,000 shares of Common Stock issuable upon exercise of warrants held by Mechanical Technology Incorporated. Mr. Eisenhaure is a director of Mechanical Technology Incorporated and disclaims beneficial ownership of these shares.

(5)
Includes 747,600 shares of Common Stock held by Mechanical Technology Incorporated and 100,000 shares of Common Stock issuable upon exercise of warrants held by Mechanical Technology Incorporated. Mr. Goldberg was a director of Mechanical Technology Incorporated until December 2002 and disclaims beneficial ownership of these shares.

ELECTION OF DIRECTORS

        The Corporation has a classified Board consisting of three Class I directors, two Class II directors and two Class III directors. Thomas A. Hurkmans served as a Class III director from his election to the Board on March 15, 2000 until his resignation from the Board on December 31, 2001. On January 25, 2002, Anthony J. Villiotti was appointed to the Board to fill the vacancy resulting from the resignation of Mr. Hurkmans. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The persons named in the enclosed Proxy will vote to elect, as Class III directors, Marshall J. Armstrong and Anthony J. Villiotti, the two director nominees named below, unless the Proxy is marked otherwise. Each Class III director will be elected to hold office until the 2006 Annual Meeting of Stockholders and until his successor is elected and qualified.

        If a stockholder returns a Proxy without contrary instructions, the persons named as Proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board. The nominees have indicated their willingness to serve, if elected; however, if any of the nominees should be unable to serve, the shares of Common Stock represented by Proxies may be voted for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

        For each member of the Board, including those who are nominees for election as Class III directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the name of other publicly held companies on which he serves as a director and his age and length of service as a director of the Corporation.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

        Pursuant to the Securities Purchase Agreement (the "1997 Securities Purchase Agreement"), dated as of May 28, 1997, by and among the Corporation, Beacon Power Corporation ("Beacon Power"), an affiliate of the Corporation, and DQE Enterprises, Inc. ("DQE Enterprises"), Mr. Villiotti was first elected to the Board on June 30, 1997. On January 13, 2000, Mr. Villiotti resigned from his position as a director of the Corporation, and the Board appointed Mr. Hurkmans, as the representative of DQE Enterprises, to fill the vacancy resulting from the resignation of Mr. Villiotti. Mr. Hurkmans was elected to the Board by the stockholders on March 15, 2000 and served as a director of the Corporation until his resignation on December 31, 2001. Pursuant to the terms of the 1997 Securities Purchase Agreement, as long as DQE Enterprises owned five percent (5%) of the Common Stock, the Corporation was required to recommend that the Corporation's stockholders vote for DQE Enterprises' representative and cause to be voted for such representative the shares of Common Stock for which the Corporation's management or Board holds Proxies or are otherwise entitled to vote. DQE Enterprises no longer owns 5% of the Common Stock and, since the resignation of Mr. Hurkmans in December 2001, has no representative on the Board. Mr. Villiotti's appointment to the Board on January 25, 2002 to fill the vacancy resulting from the resignation of Mr. Hurkmans was not pursuant to, or in connection with, the 1997 Securities Purchase Agreement or any other arrangement between the Corporation and DQE Enterprises.

        Pursuant to the Securities Purchase Agreement (the "1999 Securities Purchase Agreement"), dated as of October 21, 1999, between the Corporation and Mechanical Technology Incorporated, Mr. Goldberg was elected to the Board as of November 15, 1999. Pursuant to the terms of the 1999 Securities Purchase Agreement, as long as Mechanical Technology Incorporated owns five percent (5%) of the Common Stock, the Corporation must recommend that the Corporation's stockholders vote for Mechanical Technology Incorporated's representative. The Corporation has also agreed to appoint an additional member to the Board based on recommendations by Mechanical Technology Incorporated.

Nominees for Terms Expiring in 2006 (Class III Directors)

        Marshall J. Armstrong, age 67, became a director in 1994.

        Marshall J. Armstrong joined the Corporation as a director in 1994. Mr. Armstrong previously served as Chief Executive Officer and Chairman of the Board of Thermo Power Corporation from 1992 through 1997. Thermo Power provides research and development relating to engines, cogeneration and refrigeration equipment to the marine, food processing, transportation, power generating, petrochemical and pharmaceutical industries. From January 1998 to September 1999, Mr. Armstrong served as Senior Vice President of Thermo Electron Corporation, where he has been employed since 1968 in various capacities including management of Thermo Electron's government affairs. Mr. Armstrong also served as a director of Thermo Sentron, Inc. Mr. Armstrong holds an M.S. degree from George Washington University and a B.S. degree in Mechanical Engineering from the University of Vermont.

        Anthony J. Villiotti, age 56, became a director in 2002.

        Anthony J. Villiotti first joined the Corporation as a director in June 1997. Following his resignation from the Board in January 2000, Mr. Villiotti re-joined the Corporation as a director in January 2002. Since May 1999, Mr. Villiotti has served as Vice President and Chief Financial Officer at AquaSource, Inc., where he is responsible for all financial and information technology activities. AquaSource is a water resource management company that acquires, develops and manages water and waste water systems. From October 1993 until May 1999, Mr. Villiotti served as Vice President, Treasurer and Controller of DQE Enterprises, where he was responsible for identifying and implementing investment opportunities and for all financial and administrative activities. From June 1990 through October 1993, Mr. Villiotti served as Treasurer and Controller of DQE Enterprises. Mr. Villiotti holds a B.S. degree in accounting from Pennsylvania State University.

Directors Whose Terms Expire in 2004 (Class I Directors)

        David B. Eisenhaure, age 57, became a director in 1985.

        David B. Eisenhaure joined the Corporation as President, Chief Executive Officer and Chairman of the Board in 1985. Prior to founding the Corporation, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974. Mr. Eisenhaure holds S.B., S.M. and an Engineer's Degree in Mechanical Engineering from the Massachusetts Institute of Technology ("M.I.T."). Mr. Eisenhaure also serves on the board of directors of Mechanical Technology Incorporated and Implant Sciences Corporation.

        Alan P. Goldberg, age 57, became a director in 1999.

        Alan P. Goldberg joined the Corporation as a director in 1999. Mr. Goldberg has served as President and as a director of First Albany Companies Inc., an investment bank, since 1993. Mr. Goldberg is active in industry and civic organizations and serves on the board of several non-profit institutions. He received a B.A. degree in Government from Tufts University.

        James L. Kirtley, Jr., age 57, became a director in 1992.

        James L. Kirtley, Jr., joined the Corporation as a consultant in 1985 and became a director in 1992. On March 1, 1998, Dr. Kirtley commenced employment with the Corporation on a full-time basis as the Vice President and General Manager of the Corporation's Technology Center. In February 2000, Dr. Kirtley was appointed Vice President and Chief Scientist of the Corporation, a position he serves as a part-time employee. Dr. Kirtley is also a Professor of Electrical Engineering at M.I.T. and became a member of the M.I.T. faculty in 1971. Dr. Kirtley received his S.B., S.M., E.E. and Ph.D. degrees in Electrical Engineering from M.I.T.

Directors Whose Terms Expire in 2005 (Class II Directors)

        Michael C. Turmelle, age 43, became a director in 1993.

        Michael C. Turmelle joined the Corporation in September 1987, where he served as Controller from September 1987 until November 1991, as Secretary from June 1993 until May 2001 and as Vice President, Chief Financial Officer and Treasurer from November 1991 until January 2000. Mr. Turmelle became a director in June 1993. In January 2000, Mr. Turmelle was promoted from Chief Financial Officer to Chief Operating Officer. From July 1984 to August 1987, Mr. Turmelle held several positions with HADCO Corporation, a manufacturer of circuit boards. From February 1982 to June 1984, Mr. Turmelle was employed by the aerospace division of General Electric Corporation and held several positions, including internal auditor. Mr. Turmelle holds a B.A. degree in Economics from Amherst College.

        Gerald L. Wilson, age 63, became a director in 2000.

        Gerald L. Wilson joined the Corporation as a director in July 2000. Dr. Wilson is the former Dean of the School of Engineering at M.I.T. and the Vannevar Bush Professor of Engineering at M.I.T. Dr. Wilson has served on M.I.T.'s faculty since 1965 and currently serves as a Professor of Electrical and Mechanical Engineering. Dr. Wilson also serves as the Chairman of the Science Advisory Boards of General Motors Corporation and Pratt and Whitney, a division of United Technologies Corporation, and as a member of the science advisory board for Cummins Engine Company, Inc. He is a director of NSTAR, a company formed by the merger of BEC Energy and Commonwealth Energy System. Dr. Wilson is also a director of Analogic Corporation. Dr. Wilson received his S.B. and S.M. in Electrical Engineering and his Sc.D. in Mechanical Engineering from M.I.T.

Executive Officers of the Corporation

        Ralph M. Norwood, age 59, became an Executive Officer in 2002

        Ralph M. Norwood joined the Corporation in February 2002 and serves as Vice President of Finance, Chief Financial Officer and Treasurer. Prior to joining the Corporation, Mr. Norwood served as an independent financial consultant from June 2000 until February 2002. From 1976 to June 2000, Mr. Norwood was employed by the Polaroid Corporation, an instant imaging company and manufacturer of instant cameras, where he served in several financial positions including as Vice President and Corporate Controller from 1989 to 1996 and as Vice President and Treasurer from 1996 until his departure in June 2000. Mr. Norwood is a Certified Public Accountant and received his M.B.A. degree from the Darden School at the University of Virginia.

        For additional information relating to Executive Officers of the Corporation, see disclosure regarding Messrs. Eisenhaure and Turmelle and Dr. Kirtley set forth under the heading "Election of Directors."

        For information relating to shares of Common Stock owned by each of the directors and executive officers of the Corporation, see "Security Ownership of Certain Beneficial Owners and Management."

Board and Committee Meetings

        The Board met 11 times during Fiscal 2002. During Fiscal 2002, each of the Corporation's directors attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served. The Corporation does not have a standing nominating committee or a committee performing similar functions.

        The Audit Committee consists of Messrs. Armstrong, Goldberg, Villiotti and Wilson, each of whom is independent, as defined by the applicable listing standards of the National Association of Securities

Dealers. Dr. Wilson has served on the Audit Committee since January 1, 2002, having replaced Mr. Hurkmans, who served on the Audit Committee until his resignation from the Board on December 31, 2001. Mr. Villiotti has served on the Audit Committee since his appointment to the Board on January 25, 2002. Management is responsible for the Corporation's internal controls and the financial reporting process. The Corporation's independent auditors, Grant Thornton LLP ("Grant Thornton"), are responsible for performing an independent audit of the Corporation's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee met seven times during Fiscal 2002. On June 9, 2000, the Board first adopted and approved a written charter for the Audit Committee.

        The Audit Committee was established for the purposes of (i) recommending the selection of the Corporation's independent auditors; (ii) reviewing the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls; (iii) reviewing any transactions that involve a potential conflict of interest; (iv) reviewing the scope of independent audit coverages and the fees charged by the independent auditors; and (v) reviewing the independence of such auditors from the Corporation's management. As appropriate, the Audit Committee reviews, evaluates, and discusses with the Corporation's management, internal accounting, financial and auditing personnel and the independent auditors (i) the plan for, and the independent auditors' report on, each audit of the Corporation's financial statements; (ii) the Corporation's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders; (iii) management's selection, application and disclosure of critical accounting policies; (iv) changes in the Corporation's accounting practices, principles, controls or methodologies; (v) significant developments or changes in accounting rules applicable to the Corporation; and (vi) the adequacy of the Corporation's internal controls and accounting, financial and auditing personnel. The Audit Committee also reviews other matters with respect to the Corporation's accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention.

        Messrs. Goldberg and Villiotti serve as the members of the Corporation's Compensation Committee. Mr. Hurkmans served on the Compensation Committee until his resignation from the Board on December 31, 2001, and Mr. Villiotti has served on the Compensation Committee since his appointment to the Board on January 25, 2002. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation's executives. The Compensation Committee approves compensation arrangements for officers, consultants and directors of the Corporation including, but not limited to, the grant of options to purchase the Common Stock pursuant to the Corporation's stock option plans or other plans that may be established. The Compensation Committee met twice during Fiscal 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and holders of more than 10% of the Common Stock to file with the SEC initial reports of ownership of the Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the Corporation's records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the Corporation's most recent fiscal year.

Compensation of Directors

        From November 1992 to April 2002, each of the Corporation's directors received a fee of $200 for each Board meeting attended, as well as a retainer of $900 per quarter. As of April 11, 2002, outside (non-employee) directors receive $2,500 per quarter as a retainer for serving as a director. Outside directors receive an additional $1,000 per Board meeting if attended in person, or $500 per Board meeting if attended by telephone. The Corporation also pays all out of pocket expenses reasonably incurred by outside directors in attending Board meetings. Employee directors continue to receive a fee of $200 for each Board meeting attended, as well as a retainer of $900 per quarter.

        During Fiscal 2002, the Corporation granted stock options to purchase shares of the Common Stock to the members of the Board as follows: Mr. Armstrong: 20,000; Mr. Goldberg: 23,000; Mr. Villiotti, 23,000; and Dr. Wilson: 5,000. The stock option exercise price for Messrs. Armstrong and Goldberg and Dr. Wilson is $3.48 per share, and these stock options were immediately exercisable upon grant. The stock option exercise price for Mr. Villiotti is $5.80 with respect to 15,000 shares and $3.48 with respect to 8,000 shares.

        On April 11, 2002, to encourage ownership in the Corporation by outside directors, to provide such directors with a further incentive to remain as directors and to align the interests of such directors with the interests of the Corporation's stockholders, the Corporation's Board adopted a director stock option program. Pursuant to this program, (i) each individual who first becomes an outside director of the Corporation will receive a nonstatutory stock option to purchase 15,000 shares of the Common Stock on the date of his or her initial election to the Board; and (ii) on the date of each Annual Meeting of Stockholders of the Corporation commencing with the 2002 Annual Meeting of Stockholders (other than a director who was initially elected to the Board at any such Annual Meeting of Stockholders or, if previously, at any time after the prior year's Annual Meeting of Stockholders), provided that he or she is serving as a director immediately following the date of such Annual Meeting of Stockholders, (a) each outside director who is serving on the Corporation's Audit Committee will be granted a nonstatutory stock option to purchase an additional 5,000 shares of the Common Stock and (b) each outside director who is serving on the Compensation Committee will be granted a nonstatutory stock option to purchase an additional 3,000 shares of the Common Stock. These nonstatutory stock options will be immediately exercisable and will have exercise prices equal to the closing price of the Common Stock on the NASDAQ National Market on the date of grant.

Certain Relationships and Related Transactions

  Acquisition of Ling Electronics and Investment by Mechanical Technology Incorporated

        In October 1999, the Corporation acquired Ling Electronics, Inc. and Ling Electronics, Ltd. from Mechanical Technology Incorporated. In consideration for the acquisition of Ling Electronics and an investment by Mechanical Technology Incorporated in the Corporation, Mechanical Technology Incorporated received a total of 1,800,000 shares of the Common Stock and warrants to purchase an additional 100,000 shares of the Common Stock at an exercise price of $8.80 per share. On October 21, 1999, Mechanical Technology Incorporated funded $2,570,000 of its investment in the Corporation and received 370,800 shares of Common Stock and issued a warrant to the Corporation to purchase 108,000 shares of Mechanical Technology Incorporated's common stock at an exercise price of $12.56 per share. At a second closing of Mechanical Technology Incorporated's investment, on January 31, 2000, the Corporation issued to Mechanical Technology Incorporated 659,200 shares of the Common Stock and a warrant to purchase an additional 64,000 shares of the Common Stock at an exercise price of $8.80 per share in exchange for $4,500,000 in cash and a warrant to purchase 192,000 shares of Mechanical Technology Incorporated's common stock at an exercise price of $12.56 per share. In connection with these transactions, Alan P. Goldberg, then a director of Mechanical Technology Incorporated and President of First Albany Companies Inc., was elected a member of the Board on November 15, 1999. Mr. Goldberg resigned from the board of directors of Mechanical Technology Incorporated in December 2002. The Corporation has also agreed to appoint an additional member to the Board based on recommendations by Mechanical Technology Incorporated, and Mechanical Technology Incorporated agreed to appoint Mr. Eisenhaure to its board of directors. Mr. Eisenhaure currently serves on the board of directors of Mechanical Technology Incorporated.

  Consulting Agreement with Marshall J. Armstrong

        On July 19, 2000, the Corporation entered into a consulting agreement with Marshall J. Armstrong, one of its directors. In consideration for Mr. Armstrong providing consulting, advisory and related services under the consulting agreement, the Corporation has agreed to pay Mr. Armstrong $2,000 per day (which amount will be proportionately less for partial days) for services performed as well as reimbursement of reasonable and necessary expenses incurred by Mr. Armstrong in connection with the consulting agreement. To date, the Corporation has paid Mr. Armstrong $3,000 under the terms of the consulting agreement since entering into the consulting agreement in July 2000.

        The Corporation believes that each of the transactions described above was carried out on terms that were no less favorable to the Corporation than those that would have been obtained from unaffiliated third parties.

        For executive officer compensation and option exercise information, see "Compensation of Executive Officers" and "Compensation Committee Report on Executive Compensation."

Compensation of Executive Officers

        Summary Compensation Table.    The following table sets forth information concerning the annual and long-term compensation for services rendered to the Corporation for the fiscal years ended September 30, 2002, 2001 and 2000, of those persons who were at September 30, 2002 (i) the chief executive officer of the Corporation and (ii) each other executive officer of the Corporation whose annual compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

		Annual Compensation							Long-Term Compensation
Awards
Name and Principal Position	Fiscal Year	Salary($)		Bonus($)		Other Annual Compensation ($)			Securities Underlying Options (#)	All Other Compensation ($)
David B. Eisenhaure President, Chief Executive Officer and Chairman of the Board	2002 2001 2000	$ $ $	304,008 284,381 225,500	$	— 100,000 —	$ $ $	3,900 3,500 3,900	(3) (3) (3)	— 100,000 100,000	$ $ $	9,787 9,787 9,787	(4) (4) (4)
Michael C. Turmelle(1) Vice President, Chief Operating Officer and Director	2002 2001 2000	$ $ $	230,004 209,628 148,500	$	— 60,000 —	$ $ $	3,900 5,500 3,900	(3) (3) (3)	— 100,000 81,750	$ $ $	7,995 7,995 7,995	(4) (4) (4)
Ralph M. Norwood(2) Vice President of Finance, Chief Financial Officer and Treasurer	2002		$134,886		—		—		150,000		—

(1)
In January 2000, Mr. Turmelle was promoted from Chief Financial Officer to Chief Operating Officer.

(2)
In February 2002, Mr. Norwood joined the Corporation as Vice President of Finance, Chief Financial Officer and Treasurer.

(3)
Amounts consist of Board fees paid to Messrs. Eisenhaure and Turmelle in their capacity as directors of the Corporation of $900 per quarter and $200 per Board meeting attended.

(4)
Amounts include the dollar value of term life insurance premiums paid by the Corporation on a $1,000,000 term life insurance policy of which members of the executive officers' families are the beneficiaries.

        Option Grants Table.    The following table sets forth information concerning individual grants of stock options to purchase the Common Stock made to the executive officers named in the Summary Compensation Table during Fiscal 2002.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
Number of Securities Underlying Options Granted (#)(1)
% of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise Price ($/Share)	Expiration Date
					5% ($)	10% ($)
David B. Eisenhaure	—	—	—	—	—	—
Michael C. Turmelle	—	—	—	—	—	—
Ralph M. Norwood	150,000	13.25%	$5.59	2/8/12	$527,328	$1,336,353

(1)
Mr. Norwood's stock options were granted on February 8, 2002 and vest in five equal annual installments beginning on that date.

(2)
In Fiscal 2002, the Corporation granted stock options to purchase an aggregate of 1,132,500 shares of Common Stock to employees of the Corporation, including executive officers.

(3)
Amounts reported in these columns represent amounts that may be realized upon exercise of the stock options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the term of the stock options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock.

        Aggregated Option Exercises and Fiscal Year-End Option Value Table.    The following table sets forth certain information regarding stock options exercised during Fiscal 2002 and held as of September 30, 2002 by the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)	Value of Unexercised In-The-Money Options at Fiscal Year-End($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
David B. Eisenhaure	—	—	187,500/125,000	$—/$—
Michael C. Turmelle	—	—	169,576/115,874	$—/$—
Ralph M. Norwood	—	—	30,000/120,000	$—/$—

(1)
Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2)
Value is based on the closing sale price of the Common Stock on September 30, 2002, the last trading day of Fiscal 2002 ($1.34), less the applicable option exercise price.

        Equity Compensation Plans.    The following table provides information about the securities authorized for issuance under the Corporation's equity compensation plans as of September 30, 2002.

EQUITY COMPENSATION PLAN INFORMATION

				(c)
	(a)		(b)
				Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights
Equity compensation plans approved by security holders	3,251,415		$8.97	797,656	(1)
Equity compensation plans not approved by security holders	41,000	(2)	$17.56	175,000	(3)
Total	3,292,415		$9.08	972,656	(1)(3)

(1)
Includes 31,566 shares of the Common Stock issuable under the Corporation's 1994 Stock Option Plan, 17,401 shares of the Common Stock issuable under the Corporation's 1996 Stock Option Plan, 68 shares of the Common Stock issuable under the Corporation's 1998 Stock Incentive Plan, 213,546 shares of the Common Stock issuable under the Corporation's 1999 Stock Incentive Plan, 312,075 shares of the Common Stock issuable under the Corporation's 2000 Stock Incentive Plan and 223,000 shares of the Common Stock issuable under the Corporation's 2002 Stock Incentive Plan.

(2)
Includes 41,000 shares of the Common Stock issuable upon exercise of option grants issued outside of existing stock option plans to certain employees.

(3)
Includes 175,000 shares of the Common Stock issuable outside of existing stock option plans.

        On January 19, 2000, the Board granted to four of the Corporation's employees options exercisable in the aggregate of up to 216,000 shares of Common Stock outside of the Corporation's stockholder-approved equity compensation plans. The terms of these options are substantially similar to those of nonstatutory stock options issued under the Corporation's shareholder-approved 1999 Stock Incentive Plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        The Corporation has entered into Key Employee Agreements (the "Employee Agreements") with Messrs. Eisenhaure and Turmelle which expire on June 30, 2004. The Employee Agreements provide for automatic renewal for three-year periods unless written notice of termination is given by either party not less than three months prior to the expiration date. In addition, pursuant to the Employee Agreements, each of Messrs. Eisenhaure and Turmelle is entitled to receive benefits offered to the Corporation's employees generally as well as a severance payment equal to 100% of his annual salary, payable in twelve equal monthly installments if (i) the Corporation or a substantial portion of the Corporation is acquired without the approval of the Board; (ii) his employment is terminated without cause or (iii) without his consent, his salary is reduced, there is a substantial change in his position, there is a change in his principal place of employment from the greater Boston, Massachusetts area or the Employee Agreement is not renewed following the expiration of its term. The Employee Agreements also contain provisions prohibiting Messrs. Eisenhaure and Turmelle from competing with the Corporation for a one-year period following termination of employment.

        Mr. Sean F. Moran served as Vice President of Finance, Chief Financial Officer and Treasurer until his resignation on March 1, 2002. Mr. Ralph M. Norwood assumed the position of Vice President of Finance, Chief Financial Officer and Treasurer on February 8, 2002. In addition, on February 11, 2002, the Corporation entered into a Change in Control Letter Agreement (the "Change in Control Agreement") with Mr. Norwood pursuant to which Mr. Norwood is entitled to receive severance payments equal to 100% of his salary for a period of six months in the event of the termination of Mr. Norwood's employment within his first year of employment. As a condition to receiving these severance payments, Mr. Norwood must deliver a general release to the Corporation within 30 days of his termination.

Compensation Committee Report on Executive Compensation

        The Corporation's executive compensation program is administered by the Compensation Committee. This committee, composed of Messrs. Goldberg and Villiotti, is responsible for establishing the policies that govern base salary, as well as short and long-term incentives for the Corporation's senior management team. Mr. Hurkmans served on the Compensation Committee until his resignation from the Board on December 31, 2001, and Mr. Villiotti has served on the Compensation Committee since his appointment to the Board on January 25, 2002.

        The Committee believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar sizes and lines of business; (ii) short-term bonus incentives, which may be put in place, for management to meet the Corporation's net income performance goals; and (iii) long-term incentive compensation in the form of stock options which will encourage management to continue to focus on stockholder return.

        The Committee's goal is to use compensation policies to closely align the interests of management with the interests of stockholders in building long-term value for the Corporation's stockholders. The Committee reviews its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and to take into account factors which are unique to the Corporation.

        As described above, Messrs. Eisenhaure and Turmelle have signed Employee Agreements with the Corporation defining the executive officer's duties, salary, severance arrangements and restrictions on competition with the Corporation. In addition, Mr. Norwood has entered into the Change in Control Agreement (as described above).

        Base Salary.    The Committee's goal is not only to assure a base level sufficient to attract and retain key executives, but also to balance that goal with long-term incentives which assure that a significant portion of annual compensation is dependent upon the financial performance of the Corporation. Base salaries for executive officers remained unchanged from the fiscal year ended September 30, 2001 ("Fiscal 2001") to Fiscal 2002. Base salaries for executive officers may increase in the future, for example, if the Corporation advances in size and profitability.

        Bonus.    No bonuses were paid to Messrs. Eisenhaure, Turmelle or Norwood for Fiscal 2002. In addition, during the fiscal year ended September 30, 1999, the Committee adopted an incentive bonus plan, pursuant to which certain executive officers of the Corporation are eligible for an annual bonus award based on certain performance-based criteria. This plan is designed to (i) attract and retain highly qualified executives and other personnel by providing competitive annual incentive opportunities; (ii) provide performance-leveraged incentives which motivate and reward superior managerial performance and the profitable growth of the Corporation; and (iii) support a performance-oriented environment that differentiates individual rewards based on performance and results. Although this plan has been adopted, it is not currently in effect.

        Stock Options.    In examining stock option, equity incentive, phantom stock and other plans typically provided to senior management in publicly held corporations, the Compensation Committee determined that the Corporation should provide equity incentives to its senior management. Stock options have been issued in recognition of the performance of the senior management team to date in improving the Corporation's financial position, establishing important strategic relationships with manufacturers and distributors, and developing and bringing to market innovative new technologies. The Committee also believes that the granting of stock options is a valuable incentive tool for management to continue to focus on realizing strategic goals and in building value for all stockholders. Most of the stock option grants vest over a multi-year period.

        Compensation of Chief Executive Officer.    In Fiscal 2002, the Corporation's Chief Executive Officer, David B. Eisenhaure, received salary compensation of $304,008. Although this represents an increase of approximately 6.5% from his salary in Fiscal 2001, Mr. Eisenhaure's base salary for Fiscal 2002 was unchanged from his base salary in Fiscal 2001. The increase was due to the Fiscal 2001 base salary increase affecting the total compensation for Fiscal 2002. The compensation for Mr. Eisenhaure was based upon careful analysis of other comparable public companies' chief executive officer's compensation and the performance of the Corporation, including continued development and commercialization of the Corporation's technology and the revenue growth of the Corporation and its subsidiaries, and Mr. Eisenhaure's efforts in locating appropriate product acquisition candidates and in securing additional equity financing for the Corporation.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portions of its executive compensation to comply with certain exemptions to Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions to Section 162(m) when the Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

                      COMPENSATION COMMITTEE

                      ALAN P. GOLDBERG, Chairman
                      ANTHONY J. VILLIOTTI

Compensation Committee Interlocks and Insider Participation

        During Fiscal 2002, Messrs. Goldberg, Hurkmans and Villiotti served as members of the Compensation Committee. Mr. Hurkmans served on the Compensation Committee until his resignation from the Board on December 31, 2001, and Mr. Villiotti has served on the Compensation Committee since his appointment to the Board on January 25, 2002. For information regarding Mr. Goldberg's relationship with Mechanical Technology Incorporated, see "Certain Relationships and Related Transactions."

Audit Committee Report

        In connection with the preparation and filing of the Corporation's Annual Report on Form 10-K for Fiscal 2002, the Audit Committee (i) reviewed and discussed the audited financial statements with the Corporation's management, (ii) discussed with Grant Thornton, the Corporation's independent auditors, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of Grant Thornton with Grant Thornton. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for Fiscal 2002.

                      AUDIT COMMITTEE

                      MARSHALL J. ARMSTRONG, Chairman
                      ALAN P. GOLDBERG
                      ANTHONY J. VILLIOTTI
                      GERALD L. WILSON

Independent Auditors Fees and Other Matters

Audit Fees

        As described below in the section entitled "Ratification of Selection of Independent Auditors," the Corporation changed its independent public accountants from Arthur Andersen LLP ("Andersen") to Grant Thornton. Grant Thornton was appointed on June 21, 2002 to conduct the examination of the Corporation's financial statements for Fiscal 2002. The fees paid to Andersen during the most recent fiscal year for audit services totaled approximately $50,000 in connection with the reviews of the Corporation's financial statements included in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended December 29, 2001, March 29, 2002 and June 29, 2002. Fees for services rendered by Grant Thornton totaled approximately $160,000 for professional services rendered in connection with the audit of the Corporation's financial statements for the most recent fiscal year and the review of the financial statements included in the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 29, 2002.

Financial Information Systems Design and Implementation Fees

        Neither Andersen nor Grant Thornton billed the Corporation for any professional services rendered in connection with financial information systems design or implementation, the operation of its information system or the management of its local area network during the most recent fiscal year.

All Other Fees

        Neither Andersen nor Grant Thornton billed the Corporation for any other services during the most recent fiscal year.

Comparative Stock Performance Graph

        The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of cash dividends, if any) from investing $100 on September 30, 1997, and plotted at the end of the last trading day of each fiscal year, in each of (i) the Common Stock; (ii) the NASDAQ National Market Index of U.S. Companies ("NASDAQ Index"); and (iii) a peer group index of four companies that provide similar services to those of the Corporation (Ballard Power Systems, Inc., IMPCO Technologies, Inc., Mechanical Technology Incorporated and UQM Technologies, Inc. (formerly known as Unique Mobility, Inc.) (the "Peer Group Index")).

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG SATCON TECHNOLOGY CORPORATION,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

Measurement Period (Fiscal Year Covered)	SatCon Technology Corporation	NASDAQ Index	Peer Group Index
09/30/97	$100.00	$100.00	$100.00
09/30/98	$44.12	$107.41	$149.26
09/30/99	$78.43	$178.69	$184.09
09/29/00	$280.39	$250.03	$596.24
09/28/01	$42.28	$102.23	$117.91
09/30/02	$10.51	$83.39	$55.96

APPROVAL OF THE ISSUANCE OF THE MAXIMUM NUMBER OF SHARES OF THE COMMON STOCK ISSUABLE UPON CONVERSION, REDEMPTION OR EXCHANGE OF SHARES OF THE CORPORATION'S SERIES A CONVERTIBLE PREFERRED STOCK, CONVERSION, PREPAYMENT OR EXCHANGE OF SECURED CONVERTIBLE SUBORDINATED NOTES AND EXERCISE OF WARRANTS PURSUANT TO THE MARKETPLACE RULES OF THE NASDAQ STOCK MARKET

Overview

        On February 18, 2003, in order to raise cash for working capital, the Corporation entered into a Series A Convertible Preferred Stock Purchase Agreement with approximately 20 accredited investors pursuant to which the Corporation sold and issued an aggregate of 253.8 shares of its Series A Convertible Preferred Stock, or Series A Preferred Stock, at a purchase price of $12,500 per share, issued Series A Warrants to purchase up to 1,269,000 shares of Common Stock and issued Series B Warrants to purchase up to 1,269,000 shares of Common Stock, for aggregate consideration of approximately $3.2 million. Also on February 18, 2003, in order to raise cash for working capital, the Corporation entered into a Note and Warrant Purchase Agreement with ten of the accredited investors, which contemplates that after certain closing conditions have been met, the Corporation will sell and issue secured convertible subordinated notes, or Notes, initially convertible into 666,000 shares of Common Stock, Series A Warrants to purchase up to 333,000 shares of Common Stock and Series B Warrants to purchase up to 333,000 shares of Common Stock, for aggregate consideration of $832,500.

Stockholder Approval Requirement

        The Corporation is seeking stockholder approval of the issuance of the shares of Common Stock upon conversion, redemption or exchange of the Series A Preferred Stock, conversion, prepayment or exchange of the Notes and exercise of the Series A Warrants, the Series B Warrants and warrants issued to placement agents in connection with the transaction in accordance with the Marketplace Rules of The NASDAQ Stock Market. These rules are applicable to the Corporation because the Corporation's Common Stock is listed on The NASDAQ National Market.

  Issuance of Securities Equal to 20% or More of Outstanding Common Stock

        Rule 4350(i)(1)(D) of the Marketplace Rules requires stockholder approval of certain transactions involving the issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock, or 20% or more of the voting power of securities, outstanding before the issuance at a price (including a conversion price or an exercise price) less than the greater of the book or market value of the common stock.

        The Corporation is unable to determine the exact number of shares of Common Stock that may be issued upon conversion or redemption of the Series A Preferred Stock, conversion, prepayment or exchange of the Notes or exercise of the Series B Warrants because:

  •
  the conversion price of the Series A Preferred Stock, the conversion price of the Notes and the exercise price of the Series B Warrants are subject to antidilution adjustments as discussed below under "Optional Conversion of Series A Preferred Stock;"

  •
  the conversion price of the Series A Preferred Stock and the Notes may be re-set to the fair market value of the Common Stock on the conversation date; and

  •
  the number of shares of Common Stock the Corporation may issue in a redemption payment of the Series A Preferred Stock and prepayment of the Notes floats with the market price of the underlying Common Stock.

        It is possible that the Corporation may issue a number of shares of Common Stock upon conversion, redemption or exchange (as described below) of the Series A Preferred Stock, conversion,

prepayment or exchange of the Notes and exercise of the Series A Warrants, Series B Warrants and warrants issued to placement agents in connection with the transaction that equals 20% or more of the outstanding Common Stock on February 18, 2003. In addition, the exercise price of the Series A Warrants issued under the Series A Convertible Preferred Stock Purchase Agreement and contemplated to be issued under the Note and Warrant Purchase Agreement is $0.01, below the book or market value of the Common Stock on February 18, 2003.

  Future Priced Securities

        Due to the uncertainty regarding the underlying price of the Common Stock that may ultimately be issued upon conversion, redemption or exchange of the Series A Preferred Stock and/or conversion, prepayment or exchange of the Notes, the shares of Series A Preferred Stock and the Notes may be deemed "future priced securities" as described in The NASDAQ Stock Market's Interpretive Materials 4350-1. As discussed below, if the Corporation fails to meet certain financial criteria, the holders of the shares of Series A Preferred Stock and the holders of the Notes may elect to apply an alternative conversion price equal to the closing bid and ask price of the Common Stock on the conversion date. In addition, the shares of Series A Preferred Stock and the Notes have an exchange feature, discussed below, such that if the Corporation makes certain offers or sales to, exchanges with or makes other types of distributions to any third party of Common Stock or securities convertible, exercisable or exchangeable into Common Stock in a private transaction on terms more favorable than the terms of the Series A Preferred Stock or the Notes, the holders of Series A Preferred Stock or the Notes, as applicable, can exchange their shares of Series A Preferred Stock or the Notes for those new securities. It is possible that the Corporation may issue a number of shares of Common Stock upon exchange of the Series A Preferred Stock or the Notes that either alone or in conjunction with the issuance of Common Stock upon exercise of the Series A Warrants, Series B Warrants and placement agent warrants equals 20% or more of the outstanding Common Stock on February 18, 2003.

  Change in Control

        Rule 4350(i)(1)(B) of the Marketplace Rules requires stockholder approval of the issuance of securities that would result in a change in control of the Corporation. For the reasons described above, the issuance of Common Stock upon conversion, redemption or exchange of the Series A Preferred Stock, conversion, prepayment or exchange of the Notes and exercise of the Series A Warrants, Series B Warrants and placement agent warrants may result in a "change in control" under the Marketplace Rules.

Key Terms of the Series A Preferred Stock

  Dividends on Series A Preferred Stock

        The shares of Series A Preferred Stock bear a cumulative dividend at a rate of 10% per annum. In the event the shares of Series A Preferred Stock are not converted into Common Stock or redeemed in accordance with the Certificate of Designation by January 1, 2004, the rate of the dividend will be adjusted upward to 12% per annum. On February 18, 2003, the Corporation made the dividend payment for the first 12 months by issuing an aggregate of 352,879 shares of Common Stock. Thereafter, dividends on the Series A Preferred Stock are payable quarterly and may be paid by the Corporation, at its option, either through the issuance of shares of Common Stock or in cash. If the Corporation elects to pay the dividend in shares of Common Stock, it will issue a number of shares of Common Stock equal to the quotient of the dividend payment divided by the greater of 80% of the average closing bid and ask price of the Common Stock on The NASDAQ National Market for the 15 trading days ending on the 11th trading day prior to the date the dividend is required to be paid, and the conversion price, which is initially $1.25, but may be adjusted as set forth below if certain events occur.

  Optional Conversion of Series A Preferred Stock

        The Series A Preferred Stock is convertible into Common Stock at any time at the option of the holder. Each outstanding share of Series A Preferred Stock is convertible into a number of shares of Common Stock equal to 12,500 divided by the conversion price of the Series A Preferred Stock, which is initially $1.25, but may be adjusted as set forth below if certain events occur. The Series A Preferred Stock and the Series B Warrants have anti-dilution protections which adjust the conversion price or exercise price, as applicable, in the event of the issuance of shares of Common Stock at a price less than the conversion price or exercise price then in effect. If the Corporation issues equity securities for a per share price less than the conversion price of the Series A Preferred Stock, which is initially $1.25, or exercise price of the Series B Warrants, which is initially $1.50, the conversion price or exercise price, as applicable, will be adjusted downwards using a weighted average calculation. In addition, if the Corporation does not achieve at least $13,500,000 in revenues, and at least $1.00 in revenues from continuing operations excluding interest expense, tax, depreciation and amortization for the fourth quarter of fiscal year 2003 (which ends on September 30, 2003), the exercise price of the Series B Warrants will be adjusted to $1.00 and the holders of the shares of Series A Preferred Stock may elect to apply an alternative conversion price equal to the fair market value of the Common Stock on the conversion date (but in no event less than $0.75, subject to the anti-dilution protections described above). This alternative conversion price will also be subject to the anti-dilution provisions described above. Unless and until the Corporation receives stockholder approval as contemplated by this proposal, the number of shares of Common Stock the Corporation may issue upon the optional conversion of the shares of Series A Preferred Stock is limited to 3,408,677 shares (representing 19.999% of the Corporation's total outstanding Common Stock as of February 18, 2003). In addition, except during the 61 days immediately preceding a mandatory conversion (as described below), no holder may convert shares of Series A Preferred Stock if conversion of those shares would result in the holder owning more than 4.99% of the Common Stock then outstanding or would result in the holder beneficially owning more than 9.999% of the Common Stock then outstanding, unless the holder waives this limitation at least 61 days prior to the proposed conversion.

  Mandatory Conversion of Series A Preferred Stock

        Beginning 90 days following the effective date of the registration statement which registers all of the Common Stock issuable upon the conversion of the Series A Preferred Stock and exercise of the Series A Warrants and Series B Warrants, and provided that certain conditions described below are met, each share of Series A Preferred Stock will be automatically converted into a number of shares of Common Stock equal to 12,500 divided by the conversion price of the Series A Preferred Stock, which is initially $1.25, but may be adjusted as set forth above if certain events occur. Mandatory conversion may only occur if the average of the closing bid and ask price of the Common Stock on The NASDAQ National Market exceeds $2.50 for 20 consecutive trading days and either the registration statement governing the underlying shares of Common Stock is effective or the shares of Common Stock issuable upon conversion of the Series A Preferred Stock can be sold pursuant to Rule 144(k) of the Securities Act of 1933, as amended (the "Securities Act"). The mandatory conversion date will be extended if the conversion would require stockholder approval as contemplated herein. The mandatory conversion date will also be extended for so long as the following events have occurred and are continuing:

  •
  the effectiveness of the registration statement lapses for 20 consecutive trading days (other than as a result of factors solely in control of the holders of the Series A Preferred Stock) and the shares of Common Stock into which the shares of Series A Preferred Stock are convertible cannot be sold pursuant to Rule 144(k);

  •
  the Common Stock is suspended from listing without subsequent listing on any one of, or is not listed on at least one of, The NASDAQ National Market, the NASDAQ SmallCap Market, OTC

    Bulletin Board, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for five consecutive trading days;

  •
  the Corporation provides notice to the holders of Series A Preferred Stock that it will not or cannot comply with a proper conversion notice; or

  •
  the Corporation fails to comply with a proper conversion notice within 10 business days of receipt of that notice.

  Failure to Convert

        If for any reason upon an optional or mandatory conversion the Corporation cannot issue shares of Common Stock which have been registered for resale pursuant to an effective registration statement, other than as a result of failure to obtain stockholder approval, then the Corporation will be obligated to issue as many shares of registered Common Stock as it is able to issue. If the Corporation does not have enough registered shares of Common Stock to cover the conversion of all outstanding shares of Series A Preferred Stock, then with respect to the unconverted shares of Series A Preferred Stock, the holder will have the right to (i) void its conversion notice, (ii) require the Corporation to redeem the unconverted shares of Series A Preferred Stock at a price per share equal to $12,500 plus liquidated damages and any accrued but unpaid dividends or (iii) require the Corporation to issue shares of Common Stock that have not been registered pursuant to the Securities Act. If the holder elects redemption, the Corporation may pay the redemption price either in cash or in shares of Common Stock, based on the quotient of $12,500 divided by the greater of 80% of the average of the closing bid and ask price of the Common Stock on The NASDAQ National Market for the 15 trading days ending on the 11th trading day prior to the redemption date and the conversion price, which is initially $1.25, but may be adjusted as set forth above if certain events occur.

  Redemption of Series A Preferred Stock

        The holders of Series A Preferred Stock are entitled to redeem their shares of Series A Preferred Stock immediately prior to the consolidation, merger or business combination of the Corporation with another entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation or a consolidation, merger or other business combination in which holders of the Corporation's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities), the sale or transfer of more than 50% of the Corporation's assets (other than inventory in the ordinary course of business) or the closing of a purchase, tender or exchange offer made to the holders of more than 50% of the outstanding Common Stock. In such an event, the redemption price per share will equal $12,500 plus any accrued but unpaid dividends and liquidated damages. The Corporation may pay the redemption price in either cash or shares of Common Stock based on the quotient of $12,500 divided by the greater of 80% of the average of the closing bid and ask price of the Common Stock on The NASDAQ National Market for the 15 trading days ending on the 11th trading day prior to the redemption date and the conversion price, which is initially $1.25, but may be adjusted as set forth above if certain events occur.

        In addition, the holders of Series A Preferred Stock are entitled to redeem their shares of Series A Preferred Stock if the following events occur:

  •
  the effectiveness of the registration statement lapses for 20 consecutive trading days (other than as a result of factors solely in control of the holders of the Series A Preferred Stock) and the shares of Common Stock into which the Series A Preferred Stock are convertible cannot be sold pursuant to Rule 144(k);

  •
  the Common Stock is suspended from listing without subsequent listing on any one of, or is not listed on at least one of, The NASDAQ National Market, the NASDAQ SmallCap Market, OTC Bulletin Board, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for five consecutive trading days;

  •
  the Corporation provides notice to the holders of Series A Preferred Stock that it will not or cannot comply with a conversion notice that was properly executed and delivered; or

  •
  the Corporation fails to comply with a proper conversion notice within 10 business days of receipt of that notice.

The redemption price per share will equal $15,000 plus liquidated damages and any accrued but unpaid dividends. If the effectiveness of the registration statement lapses, listing is suspended or the holders receive a notice that the Corporation will not or cannot comply with a conversion notice, or the Corporation fails to respond to a conversion notice in a timely fashion, the Corporation may choose to pay the redemption price in shares of Common Stock based on the quotient of $12,500 divided by the greater of 80% of the average of the closing bid and ask price of the Common Stock on The NASDAQ National Market for the 15 trading days ending on the 11th trading day prior to the redemption date and the conversion price, which is initially $1.25, but may be adjusted as set forth above if certain events occur.

        The Corporation may redeem all or any portion of the outstanding Series A Preferred Stock upon five days prior written notice at a price per share of $18,750, plus liquidated damages and any accrued but unpaid dividends. However, if a holder has delivered a conversion notice to the Corporation within twenty-four hours of receipt of the Corporation's redemption notice, up to 50% of the shares of Series A Preferred Stock which the Corporation has designated for redemption may be converted by the holder. In addition, if during the period between the date of the Corporation's redemption notice and the redemption date a holder becomes entitled to redeem the Series A Preferred Stock as a result of a consolidation, merger or business combination of the Corporation with another entity, the sale or transfer of more than 50% of the Corporation's assets (other than inventory in the ordinary course of business) or the closing of a purchase, tender or exchange offer made to the holders of more than 50% of the Common Stock, the right of the holder with respect to the conversion will take precedence over the Corporation's redemption notice.

  Exchange Feature of Series A Preferred Stock

        If, on or before February 18, 2005, the Corporation makes an offer or sale to, exchange with or other type of distribution to any third party of Common Stock or securities convertible, exercisable or exchangeable into Common Stock, including convertible debt securities, in a private transaction on terms more favorable than the terms of the Series A Preferred Stock, other than certain permitted transactions (as described below), the holders of Series A Preferred Stock will be entitled to exchange their shares of Series A Preferred Stock for the securities to be issued in that transaction. For purpose of the exchange, the shares of Series A Preferred Stock will be valued at their stated value, together with accrued but unpaid dividends. The holders of Series A Preferred Stock will receive any dividend payments at their option either (i) in cash or in the form of the new securities to be issued in the transaction at the option of the Corporation or (ii) in cash or in Common Stock at the option of the Corporation.

        This right will not apply to certain issuances of securities by the Corporation, including issuances other than for cash in connection with a merger, acquisition, consolidation, sale or disposition of all or substantially all of the Corporation's assets, issuances of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Corporation's stock option plans and employee stock purchase plans outstanding on February 18, 2003, the issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to amendments to existing stock incentive or employee stock purchase plans or new stock option plans or employee stock purchase plans adopted after February 18, 2003 which are approved by the Board as long as such issuances in the aggregate do not exceed 1,700,000 shares of Common Stock, or issuances in any transaction where the first use of proceeds from that transaction would be used to redeem all of the Series A Preferred Stock in accordance with the Corporation's redemption option described above.

        The underlying price of the Common Stock that may ultimately be issued as a result of the exchange of the Series A Preferred Stock is uncertain and will affect the number of shares of Common Stock that may ultimately be issued as a result of such exchange. Assuming that on June 1, 2004, (i) the Corporation sells shares of Common Stock on more favorable terms than the Series A Preferred Stock, (ii) dividends on the Series A Preferred Stock, at the rate of 12% of $12,500, have been unpaid and accruing on a quarterly basis since January 1, 2004 such that the value of each share of Series A Preferred Stock plus accrued but unpaid dividends is $13,261.25 and (iii) the Corporation chooses to pay the dividends in the form of Common Stock rather than cash, the holders of Series A Preferred Stock would be entitled to receive the following number of shares of Common Stock for each share of Series A Preferred Stock, varying depending upon the price pursuant to which one share of Common Stock is issued in the transaction:

Price per share of Common Stock	Number of shares of Common Stock per share of Series A Preferred Stock
$1.10	12,056
$1.00	13,261
$0.50	26,523
$0.01	1,326,125

  Right of First Refusal

        If, on or before February 18, 2004, the Corporation proposes to make an offer or sale to, exchange with or other type of distribution to any third party of Common Stock or securities convertible, exercisable or exchangeable into Common Stock, including convertible debt securities, in a private transaction, other than certain permitted transactions, the investors will have a right of first refusal to purchase the securities proposed to be issued in the financing.

Key Terms of the Secured Convertible Notes

        Pursuant to the Note and Warrant Purchase Agreement, the Corporation will be obligated to sell and issue secured convertible subordinated notes initially convertible into 666,000 shares of Common Stock, Series A Warrants to purchase an aggregate of 333,000 shares of Common Stock and Series B Warrants to purchase an aggregate of 333,000 shares of Common Stock, for aggregate consideration of $832,500. The Corporation's obligation to issue these securities is subject to certain conditions, including the effectiveness of a registration statement filed with the SEC registering all the equity securities underlying the Notes and the warrants, and stockholder approval as contemplated herein.

  Interest

        Beginning on the date of issuance, the Notes will bear a cumulative dividend at a rate of 10% per annum, increasing to 12% per annum on January 1, 2004. On the issuance date, the Corporation will be obligated to make an interest payment for the first 12 months through the issuance of an aggregate number of shares of Common Stock equal to the quotient of the interest payment divided by the average of the closing bid and ask price of the Common Stock on The NASDAQ National Market for the five trading days preceding the issuance date. Thereafter, interest on the Notes will be payable quarterly and may be paid by the Corporation, at its option, either through the issuance of shares of Common Stock or in cash. If the Corporation elects to make an interest payment in shares of Common

Stock, it will issue a number of shares of Common Stock equal to the quotient of the interest payment divided by the greater of 80% of the average closing bid and ask price of the Common Stock on The NASDAQ National Market for the 15 trading days ending on the 11th trading day prior to the date the interest payment is required to be made, and the conversion price, which is initially $1.25, but may be adjusted as set forth below if certain events occur.

  Security Agreement

        The obligations of the Corporation under the Notes will be secured by a security interest in all of the assets of the Corporation.

  Optional Conversion of Notes

        The Notes will be convertible into Common Stock at any time at the option of the holder. Each Note will be convertible into a number of shares of Common Stock equal to the quotient of the outstanding principal balance of the Note divided by the conversion price of the Note, which is initially $1.25, but may be adjusted as set forth below if certain events occur. The conversion price of the Notes is subject to the same anti-dilution protections and adjustments as the conversion price of the Series A Preferred Stock, described above. Except during the 61 days immediately preceding a mandatory conversion (as described below), no holder may convert any portion of a Note if the conversion would result in the holder owning more than 4.99% of the Common Stock then outstanding or would result in the holder beneficially owning more than 9.999% of the Common Stock then outstanding, unless the holder waives this limitation at least 61 days prior to the proposed conversion.

  Mandatory Conversion of Notes

        Beginning 90 days following the effective date of the registration statement which registers all of the Common Stock issuable upon the conversion of the Notes and exercise of the Series A Warrants and Series B Warrants issued pursuant to the Note and Warrant Purchase Agreement, and provided that certain conditions described below are met, the Notes will be automatically converted into a number of shares of Common Stock equal to the quotient of the principal amount and accrued and unpaid interest on the Notes divided by the conversion price of the Notes, which is initially $1.25, but may be adjusted as set forth above if certain events occur. Mandatory conversion may only occur if the average of the closing bid and ask price of the Common Stock on The NASDAQ National Market exceeds $2.50 for 20 consecutive trading days and either the registration statement governing the underlying shares of Common Stock is effective or the shares of Common Stock issuable upon conversion of the Notes can be sold pursuant to Rule 144(k) of the Securities Act. The mandatory conversion date will be extended for so long as the following events have occurred and are continuing:

  •
  the effectiveness of the registration statement lapses for 20 consecutive trading days (other than as a result of factors solely in control of the holders of the Notes) and the shares of Common Stock into which the Notes are convertible cannot be sold pursuant to Rule 144(k);

  •
  the Common Stock is suspended from listing without subsequent listing on any one of, or is not listed on at least one of, The NASDAQ National Market, the NASDAQ SmallCap Market, OTC Bulletin Board, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for five consecutive trading days;

  •
  the Corporation provides notice to the holders of Notes that it will not or cannot comply with a proper conversion notice; or

  •
  the Corporation fails to comply with a proper conversion notice within 10 business days of receipt of that notice.

  Failure to Convert

        If for any reason upon an optional or mandatory conversion the Corporation cannot issue shares of Common Stock which have been registered for resale pursuant to an effective registration statement, then the Corporation will be obligated to issue as many shares of registered Common Stock as it is able to issue. If the Corporation does not have enough registered shares of Common Stock, with respect to the unconverted portion of a Note, the holder will have the right to (i) void its conversion notice, (ii) require the Corporation to repay the unconverted portion of the Note in an amount equal to 120% of the aggregate principal amount of the Note plus accrued and unpaid interest or (iii) require the Corporation to issue shares of Common Stock that have not been registered pursuant to the Securities Act. If the holder elects prepayment, the Corporation may pay the prepayment amount either in cash or in shares of Common Stock.

  Prepayment of Notes

        The holders of the Notes will be entitled to prepayment of the Notes immediately prior to the consolidation, merger or business combination of the Corporation with another entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation or a consolidation, merger or other business combination in which holders of the Corporation's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities), the sale or transfer of more than 50% of the Corporation's assets (other than inventory in the ordinary course of business) or the closing of a purchase, tender or exchange offer made to the holders of more than 50% of the outstanding Common Stock. In such an event, the prepayment amount will equal 100% of the aggregate principal amount of the Notes plus all accrued and unpaid interest. The Corporation may make the prepayment in either cash or shares of Common Stock based on the quotient of the prepayment amount divided by the greater of 80% of the average of the closing bid and ask price of the Common Stock on The NASDAQ National Market for the 15 trading days ending on the 11th trading day prior to the repayment date and the conversion price, which is initially $1.25, but may be adjusted as set forth above if certain events occur.

        In addition, the holders of the Notes will be entitled to prepayment of the Notes if the following events occur:

  •
  the effectiveness of the registration statement lapses for 20 consecutive trading days (other than as a result of factors solely in control of the holders of the Notes) and the shares of Common Stock into which the Notes are convertible cannot be sold pursuant to Rule 144(k);

  •
  the Common Stock is suspended from listing without subsequent listing on any one of, or is not listed on at least one of, The NASDAQ National Market, the NASDAQ SmallCap Market, OTC Bulletin Board, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for five consecutive trading days;

  •
  the Corporation provides notice to the holders of Notes that it will not or cannot comply with a conversion notice that was properly executed and delivered; or

  •
  the Corporation fails to comply with a proper conversion notice within 10 business days of receipt of that notice.

The prepayment amount will equal 120% of the aggregate principal amounts of the Notes plus any accrued but unpaid interest. If the effectiveness of the registration statement lapses, listing is suspended or the holders receive a notice that the Corporation will not or cannot comply with a conversion notice, or the Corporation fails to respond to a conversion notice in a timely fashion, the Corporation may choose to pay the prepayment amount in shares of Common Stock based on the quotient of the prepayment amount divided by the greater of 80% of the average of the closing bid and ask price of the Common Stock on The NASDAQ National Market for the 15 trading days ending on the 11th trading day prior to the repayment date and the conversion price, which is initially $1.25, but may be adjusted as set forth above if certain events occur.

        The Corporation may prepay all or any portion of the Notes upon five days prior written notice at an amount equal to 150% of the outstanding principal amount of the Notes, plus any accrued but unpaid interest. However, if a holder has delivered a conversion notice to the Corporation within twenty-four hours of receipt of the Corporation's prepayment notice, up to 50% of the principal amount of the Notes which the Corporation has designated for prepayment may be converted by the holder. In addition, if during the period between the date of the Corporation's prepayment notice and the prepayment date a holder becomes entitled to have the Notes prepaid as a result of a consolidation, merger or business combination of the Corporation with another entity, the sale or transfer of more than 50% of the Corporation's assets (other than inventory in the ordinary course of business) or the closing of a purchase, tender or exchange offer made to the holders of more than 50% of the Common Stock, the right of the holder with respect to the conversion will take precedence over the Corporation's prepayment notice.

  Events of Default

        The occurrence of certain events, including but not limited to the following, will be an event of default under the Notes:

  •
  the registration statement registering the shares of Common Stock underlying the Notes is not declared effective by the SEC by August 17, 2003;

  •
  the effectiveness of the registration statement lapses for 10 consecutive trading days (other than as a result of factors solely in control of the holders of the Notes);

  •
  the Common Stock is suspended from listing, without subsequent listing on any one of, or fails to be listed on at least one of, The NASDAQ National Market, the NASDAQ SmallCap Market, The OTC Bulletin Board, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five consecutive trading days;

  •
  the Corporation issues any debt securities which are not subordinate to Notes on terms that are not acceptable to the Holders of at least 80% of the aggregate outstanding principal amount of the Notes; or

  •
  the Corporation defaults in any payment of any amount or amounts of principal of or interest on any indebtedness (other than under the Notes) exceeding $100,000 or defaults in the observance or performance of any other agreement or condition relating to any indebtedness or any event occurs or condition exists that permits the holder or beneficiary of indebtedness to cause with the giving of notice if required, the indebtedness to become due prior to its stated maturity.

        Upon an event of default, the holders will be entitled to demand that the outstanding principal and accrued but unpaid interest under the Notes be repaid or converted into shares of Common Stock. In the alternative, upon certain events of default, the holders may demand prepayment of the Notes in an amount equal to 120% of the aggregate principal amount of the Notes plus all accrued and unpaid interest. The Corporation may pay the repayment amount in either cash or shares of Common Stock based on the quotient of the repayment amount divided by the greater of 80% of the average of the closing bid and ask price of the Common Stock on The NASDAQ National Market for the 15 trading days ending on the 11th trading day prior to the repayment date and the conversion price, which is initially $1.25, but may be adjusted as set forth above if certain events occur.

  Exchange Feature and Right of First Refusal

        The Notes will have the same exchange feature as the Series A Preferred Stock and the holders of the Notes will have the same rights of first refusal as the holders of the Series A Preferred Stock, described above.

Warrants

        Pursuant to the Series A Convertible Preferred Stock Purchase Agreement, the Corporation issued Series A Warrants to purchase an aggregate of 1,269,000 shares of Common Stock at an exercise price of $0.01 per share. These warrants were exercised by their holders on February 18, 2003 through the payment of cash and by cashless exercise for an aggregate consideration of $3,500. In connection with the closing of the transactions contemplated by the Note and Warrant Purchase Agreement, the Corporation expects to issue Series A Warrants to purchase an aggregate of 333,000 shares of Common Stock at an exercise price of $0.01. These Warrants will be exercisable for one day following the closing of the sale and issuance of the Notes. Pursuant to the Series A Convertible Preferred Stock Purchase Agreement, the Corporation issued Series B Warrants to purchase an aggregate of 1,269,000 shares of Common Stock and expects to issue additional Series B Warrants to purchase an aggregate of 333,000 shares of Common Stock at the closing of the transactions contemplated by the Note and Warrant Purchase Agreement. The Series B Warrants will be exercisable for five years after issuance and have an exercise price of $1.50 per share, subject to adjustment as set forth above.

Placement Agent Warrants

        H.C. Wainwright & Co., Inc. served as placement agent for the transaction and on February 18, 2003 received as part of its commission warrants to purchase an aggregate of 162,866 shares of Common Stock at an exercise price of $0.01 per share. These warrants are immediately exercisable and expire five years after the date of issuance. In connection with the closing of the transactions contemplated by the Note and Warrant Purchase Agreement, H.C. Wainwright received additional warrants to purchase an aggregate of 42,738 shares of Common Stock at an exercise price of $0.01. These warrants are exercisable from the closing of the transactions contemplated by the Note and Warrant Purchase Agreement and expire five years after the date of issuance. In addition, H.C. Wainwright agreed to receive warrants to purchase an aggregate of 99,722 shares of Common Stock at an exercise price of $0.01 per share in lieu of the cash placement fee due to it by the Corporation in connection with the closing of the transactions contemplated by the Note and Warrant Purchase Agreement. These warrants were issued on February 18, 2003 but are exercisable only upon the closing of the transactions contemplated by the Note and Warrant Purchase Agreement and will expire on February 18, 2008. J.P. Turner & Company, LLC also served as a placement agent for the transaction and received a warrant to purchase 19,231 shares of Common Stock with an exercise price of $1.04 per share expiring on February 18, 2006.

Effect on Outstanding Common Stock

        The value of the outstanding Common Stock may be reduced as a result of the issuance of additional shares of Common Stock at a price less than the market or book value of the outstanding shares of Common Stock. However, the nature and terms of the transaction, including a right of first offer for the holders of Series A Preferred Stock and the holders of the Notes in the event of certain financing transactions, may protect the holders from being diluted as a result of future transactions. The issuance of additional shares of Common Stock could have a dilutive effect on the Corporation's earnings per share and, for a stockholder who does not purchase additional shares to maintain his, her or its pro rata interest, on a stockholder's percentage voting power in the Corporation. The Series A Preferred Stock, the Notes and the Series B Warrants have anti-dilution protections which adjust the conversion price or exercise price, as applicable, in the event of the issuance of shares of Common

Stock at a price less than the conversion price or exercise price then in effect. Any anti-dilution adjustment would increase the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, conversion of the Notes or exercise of the Series B Warrants. In addition, the nature and terms of such issuances of additional shares of Common Stock could render more difficult or discourage an attempt to obtain a controlling interest in the Corporation or the removal of the incumbent Board and may discourage unsolicited takeover attempts which might be desirable to stockholders.

Consequences if Stockholder Approval is Not Obtained

        If the Corporation does not obtain stockholder approval as contemplated herein by June 15, 2003, with respect to the portion of the shares of Series A Preferred Stock convertible into shares of Common Stock in excess of 3,408,677 shares (19.999% of the Corporation's total outstanding Common Stock as of February 18, 2003), the holders of the Series A Preferred Stock will be entitled (i) to request redemption of those shares of Series A Preferred Stock in an amount equal to their stated value, $12,500 per share, plus accrued and unpaid dividends or (ii) upon conversion of such shares of Series A Preferred Stock, to receive cash in an amount equal to the product of the closing bid and ask price on the applicable conversion date and the number of shares of Common Stock not able to be issued upon conversion of such shares. In addition, stockholder approval as contemplated herein is a condition to the closing of the transactions contemplated by the Note and Warrant Purchase Agreement, including the issuance and sale by the Corporation of the secured convertible notes.

Recommendation of the Board of Directors and Required Vote

        THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO APPROVE THE ISSUANCE OF THE MAXIMUM NUMBER OF SHARES OF THE COMMON STOCK ISSUABLE UPON CONVERSION, REDEMPTION OR EXCHANGE OF SHARES OF THE CORPORATION'S SERIES A CONVERTIBLE PREFERRED STOCK, CONVERSION, PREPAYMENT OR EXCHANGE OF NOTES AND EXERCISE OF WARRANTS.

        The affirmative "FOR" vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereat is required for approval of this proposal.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee annually considers and recommends to the Board the selection of the Corporation's independent auditors. As recommended by the Audit Committee, the Board on June 21, 2002 dismissed the Corporation's independent auditors, Andersen, and engaged Grant Thornton as its independent auditors and to audit the Corporation's financial statements for Fiscal 2002.

        Andersen's reports on the financial statements of the Corporation for the two most recent fiscal years ended September 30, 2001 and September 30, 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two most recent fiscal years ended September 30, 2001 and September 30, 2000, and the subsequent interim period through the date of Andersen's dismissal, there were (i) no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of such disagreement in connection with its reports on the financial statements of the Corporation, and (ii) no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

        During the two most recent fiscal years ended September 30, 2001 and September 30, 2000, and the subsequent interim period through the date of Grant Thornton's engagement, neither the Corporation nor anyone on its behalf has consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Corporation's financial statements, and neither a written report was provided to the Corporation nor oral advice was provided to the Corporation that Grant Thornton concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304(a) of Regulation S-K), or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

        The persons named in the enclosed Proxy will vote to ratify the selection of Grant Thornton as independent auditors for the fiscal year ending September 30, 2003 unless otherwise directed by the stockholders. A representative of Grant Thornton is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders if he or she so desires. If the stockholders do not ratify the selection of Grant Thornton as the Corporation's independent auditors, the selection of such independent auditors will be reconsidered by the Audit Committee and the Board.

OTHER MATTERS

        The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

        The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit Proxies in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

        Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number and numbers of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

STOCKHOLDER PROPOSALS

        In order to be included in Proxy material for the 2004 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by the Corporation at its offices, 161 First Street, Cambridge, Massachusetts 02142 on or before November 18, 2003. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

        If a stockholder of the Corporation wishes to present a proposal before the 2004 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Corporation's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Corporation at the address noted above. The Secretary must receive such notice by February 1, 2004.

If a stockholder fails to provide timely notice of a proposal to be presented at the 2004 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

                      By Order of the Board of Directors,

                      JOSEPH S. MORAN
                       Secretary

Cambridge, Massachusetts
March     , 2003

        THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

SatCon Technology Corporation
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY 10038

Dear Stockholder:

        Please take note of the important information enclosed with this proxy. There are a number of issues related to the operation of SatCon that require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

        Thank you in advance for your prompt consideration of these matters.

SatCon Technology Corporation
161 First Street
Cambridge, Massachusetts 02142

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

        The undersigned, revoking all prior proxies, hereby appoint(s) David B. Eisenhaure and Michael C. Turmelle, and each of them singly, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of SatCon Technology Corporation ("SatCon") held of record by the undersigned on March 3, 2003 at the Annual Meeting of Stockholders to be held on Thursday, April 24, 2003 at 10:00 a.m. at the offices of SatCon's SatCon Power Systems division, 7 Coppage Drive, Worcester, Massachusetts 01603. The undersigned hereby directs the said David B. Eisenhaure and Michael C. Turmelle to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

        (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SatCon Technology Corporation

April 24, 2003

COMPANY NUMBER
Please date, sign and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
NUMBER OF SHARES

/    Please detach and mail in the envelope provided.    /

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, AND 4.
  PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

1.	To elect two (2) Class III directors of SatCon for the ensuing three years.
Nominees
/ /	FOR ALL NOMINEES	o o	Marshall J. Armstrong Anthony J. Villiotti
/ /	WITHHOLD AUTHORITY FOR ALL NOMINEES
/ /	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. / /

		FOR	AGAINST	ABSTAIN
2.	To approve the issuance of shares of the common stock of SatCon, $0.01 par value per share, that may be issuable upon conversion, redemption or exchange of shares of SatCon's Series A Convertible Preferred Stock, conversion, prepayment or exchange of secured convertible subordinated notes and exercise of warrants.	/ /	/ /	/ /
3.	To ratify the selection of Grant Thornton LLP as independent auditors for SatCon for the fiscal year ending September 30, 2003.	/ /	/ /	/ /
4.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.	/ /	/ /	/ /

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

        PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please check here if you plan to attend the meeting. / /

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
APPROVAL OF THE ISSUANCE OF THE MAXIMUM NUMBER OF SHARES OF THE COMMON STOCK ISSUABLE UPON CONVERSION, REDEMPTION OR EXCHANGE OF SHARES OF THE CORPORATION'S SERIES A CONVERTIBLE PREFERRED STOCK, CONVERSION, PREPAYMENT OR EXCHANGE OF SECURED CONVERTIBLE SUBORDINATED NOTES AND EXERCISE OF WARRANTS PURSUANT TO THE MARKETPLACE RULES OF THE NASDAQ STOCK MARKET
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS
SOLICITATION OF PROXIES
REVOCATION OF PROXY
STOCKHOLDER PROPOSALS